EXHIBIT 99.2

SEATTLE AND DES MOINES FHLBANK MERGER AGREEMENT
FREQUENTLY ASKED QUESTIONS
September 29, 2014
This FAQ contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of a potential merger between the Federal Home Loan Bank of Des Moines (Des Moines Bank) and the Federal Home Loan Bank of Seattle (Seattle Bank) (together, the Banks). These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance, including those relating to the ability of the Banks to obtain Federal Housing Finance Agency (FHFA) and member approvals relating to the merger, the completion of the merger, and the management, operation, and products and services of a combined bank if the merger is completed, may differ materially from those expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the ability of the parties to obtain the required approvals relating to the merger (including from the FHFA and the Banks’ members) and to complete the merger, the ability of the parties to complete a transaction pursuant to the terms of the merger agreement, the ability to realize the expected benefits and efficiencies of a merger, potential costs, liabilities, and delays relating to a merger, general economic and financial market conditions, and other internal and external factors that may affect the ability to complete or the reasons for a merger. Additional factors are discussed in the Seattle Bank’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. The Seattle Bank does not undertake to update any forward-looking statements made in this announcement. The descriptions of the merger agreement and proposed bylaws and capital plan of the combined bank included herein are qualified in their entirety by reference to the merger agreement and form of bylaws and capital plan filed as Exhibit 2.1 to the current report on Form 8-K filed by the Federal Home Loan Bank of Seattle on September 25, 2014.
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On September 25, 2014, the Federal Home Loan Banks of Seattle and Des Moines entered into a definitive agreement to merge. Material details of the merger agreement are included in the Banks’ Form 8-K filings with the Securities and Exchange Commission.
The merger agreement was unanimously approved by the boards of directors of both Banks. The closing of the merger is subject to customary closing conditions, including approval by the FHFA and ratification by the member-owners of the Des Moines and Seattle Banks.
The boards of both Banks believe that a merger of the Des Moines and Seattle Banks would combine two complementary organizations with similar cultures, membership characteristics, and solid financial positions. The combined bank would remain a member-owned and member-centric cooperative, deeply focused on helping its members strengthen their institutions to better serve their customers and communities.

TIMELINES AND NEXT STEPS

Q:	What is the proposed “effective date” of the merger, and what does this refer to?

A:
The effective date of the merger describes the official consolidation of both organizations. On that date, members of both Banks will automatically become members of the combined bank. Assuming all required approvals are obtained, we estimate that the effective date of the merger will be sometime in the middle of 2015. This is a preliminary estimate and is dependent upon many factors.

Q:	What are the next steps in the process?

A:
The Seattle and Des Moines Banks will prepare and submit a merger application to the FHFA during the fourth quarter of 2014. After the FHFA has approved the merger application, Des Moines and Seattle Bank members will vote on whether or not to ratify the merger. The member vote is expected to occur in the first half of 2015.

Q:	How will the voting process work? What kind of information can the members expect to receive so that they can make an informed decision? How much time will members have to vote?

A:
Prior to the vote, the Seattle and Des Moines Banks will each provide its members with a copy of the authorized merger agreement, a ballot, and a disclosure statement that includes a date for the return of the completed ballot. After receipt of ballots and disclosures materials, members will have no less than 30 days to vote.

Q:	How many votes can each member cast?

A:
In general, each member of the Des Moines and Seattle Banks will be entitled to cast one vote for each share of Bank stock that the member was required to own as of a record date that has yet to be determined; however, the number of votes that any member may cast will be capped at the average number of shares of stock required to be held by all members of that Bank, calculated on a district-wide basis. A member must cast all of its votes either for or against the ratification of the merger agreement or may abstain from the voting process. In addition, each member’s vote must be made by resolution of its governing body, either authorizing the specific vote or delegating to a specific individual the authority to vote.

Q:	How many member votes will be required to ratify the merger?

A:
Members of the Seattle and Des Moines Banks will vote separately. The decision to merge will be ratified if a majority of the votes cast in each Bank’s election has been cast in favor of ratification of the merger agreement.

Q:	How long might a complete integration of the Banks take?

A:
Although complete systems integration could take several quarters, the combined bank would seek to be operationally ready to serve the needs of all members as “one bank” by the effective date of the merger.

GOVERNANCE

Q:	What will be the composition of the board of directors of the combined bank? Will there be equal representation from each state in the new bank’s district?

A:
The board of directors of the combined bank will be composed of the then current 29 members of both boards: 15 will be current members of the Des Moines Bank’s board, and 14 will be current members of the Seattle Bank’s Board.

Q:	Who will lead the board of the combined bank?

A:
The chair of the Des Moines Bank’s board will be the chair of the board of directors of the combined bank, and the chair of the Seattle Bank’s board will be the vice chair of the combined bank for two years following the effective date of the merger.

Q:	How will the board committees be structured?

A:
The board of directors of the combined bank will have an executive committee, finance committee, risk committee, audit committee, human resources and compensation committee, technology or information systems committee, mission and member relations committee, and any other committees that the board may establish in conjunction with the bylaws of the combined bank. The chair, in consultation with the vice chair, will appoint committee chairs, taking into consideration the intent that committee chairs should include both former Seattle and Des Moines Bank directors.

Q:	Have any decisions been made about the composition and structure of the combined bank’s executive team?

A:
As of the effective date, the chief executive officer of the combined bank will be President and Chief Executive Officer of the Des Moines Bank, Dick Swanson. The president of the combined bank will be President and Chief Executive Officer of the Seattle Bank, Mike Wilson. No later than June 30, 2017, Mr. Swanson will retire, and Mr. Wilson will become president and CEO. The Banks will jointly designate the remaining executive officers of the combined bank, which will represent a combination of executives from both Banks.

Q:	Are the bylaws proposed for the combined bank materially different than the bylaws for the individual Banks?

A:
The Des Moines Bank’s Bylaws will become the basis of the bylaws for the combined bank, with the inclusion of selected provisions from the Seattle Bank’s bylaws. Among other things, the bylaws will be updated to reflect the expanded size of the board of directors to 29 members, modernized to reflect electronic delivery and communications, and provide that action by written consent without a meeting must be unanimous. There are other modifications included in the Forms 8-K filed by the Banks.

CAPITAL STOCK AND DIVIDENDS

Q:	What is the proposed capital structure for the combined bank? How does this differ from the current capital structure for each of the individual Banks?

A:
The combined bank's capital plan will be based on the Des Moines Bank’s existing capital plan, with some modifications to facilitate the transition to the combined bank. These changes, and the impact on each member, will be discussed in additional disclosures separately and in advance of a member vote.

Q:	What is the formula for the exchange of stock for each of the individual Banks with respect to the combined bank?

A:
The merger agreement currently provides that on the effective date of the merger, each share of Seattle Bank stock issued and outstanding immediately prior to that date will be converted into one fully paid and non-assessable share of stock in the combined bank, as follows:

•	Each share of Seattle Bank Class A Stock will be converted into one share of Des Moines Bank Class A Stock.

•
Each share of Seattle Bank Class B will be converted into one share of Des Moines Bank Class B Stock, and each such share will be designated as a share of Des Moines Bank Class B membership stock or activity stock, as applicable, in accordance with the Capital Plan of the combined bank.

No shares of Seattle Bank stock will remain outstanding, and there will be no effect on Des Moines Bank stock.

Q:	Will the Seattle Bank redeem any of its mandatorily redeemable capital stock either prior to or as part of a merger transaction? If so, how much stock? When would this occur?

A:
The merger agreement currently provides that prior to the consummation of the merger, the Seattle Bank will use its reasonable best efforts to obtain FHFA approval to redeem all past due mandatorily redeemable capital stock and other mandatorily redeemable capital stock that the Banks agree to redeem prior to the merger. Upon receipt of approval and prior to the consummation of the merger, the Seattle Bank will redeem the number of shares approved by the FHFA for redemption.

Q:	Will Seattle Bank shareholders receive a different dividend than Des Moines Bank shareholders?

A:
No. All shareholders in the combined bank will be treated equally from a dividend perspective. The Des Moines Bank pays a differential dividend based on stock used to support membership and stock used to support activity. The most recent dividends were 50 basis points and 350 basis points, respectively.

Q:	Will Seattle Bank members have to purchase additional stock to support outstanding advances? Will I be able to use my membership stock to support my advances?

A:	These specifics have not yet been determined, but members will be provided with this information in advance of the voting process.

Q:	What does this mean for the PLMBS litigation that the Seattle Bank has been pursuing for the past several years?

A:
The Seattle Bank will continue pursuing this litigation as rigorously as it has in the past. On the effective date of the merger, the combined cooperative will assume responsibility for all PLMBS litigation expenses, and any proceeds derived from the litigation after that date will benefit the combined bank.

MEMBER SERVICE AND SUPPORT

Q:	Where will the combined bank be headquartered?

A:	The boards of directors of both Banks have agreed that the headquarters for the combined bank will be located in Des Moines.

Q:	What can members expect in terms of a continuing presence in Seattle? What will this look like? Will I have a new relationship manager? Will they be based in Des Moines?

A:
The boards of directors of both banks believe that it is critical to maintain a satellite office in the Northwest, with the operating hours we observe today, to support member relationships, community investment activity, and certain operational functions. Many operational and back office functions will transfer to Des Moines and will likely be staffed by existing Des Moines Bank employees and, potentially, some current Seattle Bank employees. Final decisions regarding account assignments have not been made, and there are no plans to relocate relationship management to Des Moines.

Q:	How will the merger affect our product and services offerings? Are Des Moines Bank products very different from the Seattle Bank’s products?

A:
The Des Moines Bank’s products are very similar to the Seattle Bank’s. The Des Moines Bank has several products, including those that are part of the Mortgage Partnership Finance® Program, that would be made available to Seattle Bank members. Where the Seattle Bank offers a product currently not offered by the Des Moines Bank, we would expect that product to be offered to all members of the combined bank. Overall, we would expect members of both Banks to benefit from an expanded suite of products and services.

Q:	What will be the impact on my access to liquidity? Will my credit line or collateral requirements be changed as a result of this transaction?

A:
Member access to liquidity will not be compromised as a result of this merger. Although many decisions are pending as we discuss the potential merger, both Banks recognize that the primary reason for joining an FHLBank is to obtain reliable access to liquidity and long-term funding. Both Banks are committed to ensuring this transaction does not in any way jeopardize this fundamental value of membership.

Q:	When can members expect to receive information regarding any changes to credit and collateral or other Seattle Bank policies?

A:
At this stage of the process, not all decisions regarding the combined bank’s policies have been made, but material information regarding the bank’s policies will be provided to members before they are asked to vote on the transaction.

Q:	What about existing agreements with the Seattle Bank? Will they change?

A:
Although there may be minor changes to forms and agreements supporting activity with the combined bank, we expect that these forms and agreements will be generally substantially similar to those that the Banks are currently using.

Q:	What about specific delivery instructions for securities and recurring wires? Will they change?

A:	We will notify members well in advance should they need to submit wires or securities differently.
COMMUNITY INVESTMENTS

Q:	Have any decisions been made regarding the composition and structure of the combined bank’s advisory council?

A:
The merger agreement does not specifically address the composition of the combined bank’s advisory council, but it is reasonable to expect that the advisory council will include representation from the Northwest.

Q:	How will the distribution of Affordable Housing Program (AHP) funding be determined? What about this year's AHP applications? When will the AHP funding rounds be combined?

A:
The process of distributing AHP funds for 2014 and for 2015 will not be affected by a merger. That is to say that each of the Banks will conduct separate funding rounds in each of these years. We anticipate a combined funding round for 2016, with allocation of funds divided between a competitive program and a set-aside program in a manner approved by the board of directors with the input of the advisory council.

OTHER RELATED QUESTIONS

Q:	How long have the Des Moines and Seattle Banks been considering a merger?

A:
The exclusivity agreement between the boards of directors of the two Banks resulted from several months of serious discussions that began in February 2014. As previously disclosed, the boards of directors signed an exclusivity arrangement in July 2014, to pursue merger discussions and undertake a due diligence process.

Q:	What, if anything, happens if the merger falls through?

A:
We’re mindful of the fact that many potential mergers are not completed for a variety of reasons. If the merger is not approved, either by the FHFA or the membership of both Banks, the Seattle Bank will continue to operate as a standalone entity in line with our strategic plan.

Q:	What will happen with the Consent Arrangement? Will this be resolved before the merger?

A:	The Consent Arrangement will be lifted before the merger goes through.

Q:	Why did the Seattle and Des Moines Banks agree to a “break-up” fee?

A:
A breakup fee is standard in a merger agreement, and the size of this fee is consistent with market practice. Both the Seattle and Des Moines Banks have invested a considerable amount of time and energy into the merger discussions. Now that both boards have unanimously approved the merger, both Banks are committed to proceeding. At the same time, if either board receives an offer from another bank, it is bound by its fiduciary duty to consider it. The $57 million fee becomes part of each bank’s consideration of any other merger or acquisition discussions.

Q:	What is motivating the combination?

A:
The combined institution would serve 13 states and the U.S. Pacific territories and nearly 1,500 member financial institutions. We believe our members will benefit from a combined bank with increased economies of scale, greater risk diversification, and an enhanced suite of products and services.

Q:	Who/what gives the Banks the authority to merge?

A:
Section 1209 of the Housing and Economic Recovery Act of 2008 (HERA) amended section 26 of the Federal Home Loan Bank Act to permit a Federal Home Loan Bank to voluntarily merge with another with the approval of its board of directors, its members, and the FHFA Director.

Q:	In 2007, the Chicago and Dallas Banks attempted to merge, but failed. Why would you expect this proposed merger to succeed?

A:
We are mindful that many potential mergers are never completed for a variety of factors. The Des Moines and Seattle Banks are pursuing a merger because their boards believe that, with its expanded financial strength and geographic reach, a combined cooperative may be better positioned to fulfill its mission and provide members with greater resources to help their businesses and communities thrive. They are also optimistic that a merger of these two Banks would be successful because the Banks share similar values, member characteristics, and corporate cultures, all of which are important to facilitating a successful combination. The fact that the Seattle and Des Moines Banks are both financially stable also increases the likelihood of success. That was not the case when the Chicago and Dallas Banks attempted a merger in 2007.